Exhibit 32.2

CERTIFICATION

I, John J. Corkrean, in connection with the Quarterly Report of H.B. Fuller Company on Form 10-Q for the quarter ended August 29, 2026 (the “Report”), hereby certify that:

(a)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)), and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of H.B. Fuller Company.

Date: September 24, 2026

/s/ John J. Corkrean
John J. Corkrean Executive Vice President, Chief Financial Officer